UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	Regulation FD Disclosure.

On August 12, 2015, Preformed Line Products Company (the “Company”), announced that its Board of Directors approved a share repurchase program under which the Company is authorized to repurchase up to 238,000 of the Company’s outstanding Common Shares from time to time on the open market, including through a Rule 10b5-1 plan, or in privately negotiated transactions.

The timing and amount of any shares repurchased, including the terms of any Rule 10b5-1 plan, will be determined by the Company’s management based on market conditions, share price, corporate considerations, regulatory requirements and other factors. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of common shares and may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with the Company's stock compensation plan and for other corporate purposes.

A copy of the press release announcing the share repurchase program is attached to this report as Exhibit 99.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preformed Line Products Company

Dated: August 12, 2015	By: /s/ Caroline Vaccariello
Caroline Vaccariello
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release